UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2015

The Staffing Group Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	99-0377457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Poydras Street, Suite 1165

New Orleans, LA 70130

(Address of principal executive offices)

(504) 525-7955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On December 22, 2015, the Company entered into a Licensing Agreement with Labor Smart, Inc. whereby Labor Smart, Inc. has granted us an exclusive license to use their trademarked name in connection with general advertising materials, point of sale displays and other promotional materials. As consideration for the use of the trademarked name, we have agreed to pay to Labor Smart, Inc. a one-time fee of $5,000 for each newly opened branch location that is opened under the name of Labor Smart, Inc.

The foregoing description of the Licensing Agreement is qualified by reference to the complete terms of such Licensing Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 23, 2015, the Board of Directors appointed Kimberly Thompson to fill a vacancy on the Company’s board of directors pursuant to the terms of a Securities Purchase Agreement entered into on December 18, 2015 with Labor Smart Inc. Ms. Thompson, who has over 25 years of operational expertise, is currently the COO of Labor Smart.

The Company is discussing compensation arrangements with Ms. Thompson but no agreement has been reached.

Item 8.01 – Other Events

On December 23, 2015, the Company issued a press release regarding the transactions described above under Items 1.01 and 5.02 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Licensing Agreement dated December 22, 2015
99.1	Press Release dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STAFFING GROUP, LTD.

Date: December 23, 2015	By:	/s/ Brian McLoone
Brian McLoone
Chief Executive Officer